PIONEER FUNDAMENTAL GROWTH FUND

		     (a series of Pioneer Series Trust X)

                   Multiple Class Plan Pursuant to Rule 18f-3
                Class A Shares, Class B Shares, Class C Shares,
                 Class K shares, Class R Shares, Class Y Shares
				and Class Z shares


                              September 11, 2012

         Each class of shares of Pioneer Fundamental Growth Fund (the "Fund") will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses, except as set forth below. The Board of Trustees may determine in the future that other distribution arrangements, allocations of expenses (whether ordinary or extraordinary) or services to be provided to a class of shares are appropriate and amend this Multiple Class Plan accordingly without the approval of shareholders of any class. Except as set forth in the Fund's prospectus(es), shares may be exchanged only for shares of the same class of another Pioneer mutual fund.

         Article I.  Class A Shares

         Class A Shares are sold at net asset value per share and subject to the initial sales charge schedule or contingent deferred sales charge ("CDSC") and minimum purchase requirements as set forth in the Fund's prospectus.
Class A Shares shall be entitled to the shareholder services set forth from timeto time in the Fund's prospectus with respect to Class A Shares. Class A Shares are subject to fees calculated as a stated percentage of the net assets attributable to Class A Shares under the Fund's Class A Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class A Shareholders have exclusive voting rights, if any, with respect to the Fund's Class A Rule 12b-1 Distribution Plan. Transfer agency fees are allocated to Class A Shares on a per account basis except to the extent, if any, such an allocation would cause the Fund to fail to satisfy any requirement necessary to obtain or rely on a private letter ruling from the Internal Revenue Service ("IRS") relating to the issuance of multiple classes of shares. Class A Shares shall bear the costs and expenses associated with conducting a shareholder meeting for matters relating to Class A Shares.

         The initial purchase date for Class A Shares acquired through (i) reinvestment of dividends on Class A Shares or (ii) exchange from another Pioneer mutual fund will be deemed to be the date on which the original Class A shares were purchased.

         Article II.  Class B Shares

         Class B Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class B Shares redeemed within a specified number of years of purchase will be subject to a CDSC as set forth in the Fund's prospectus. Class B Shares are sold subject to the minimum purchase requirements set forth in the Fund's prospectus. Class B Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class B Shares. Class B Shares are subject to fees calculated as a stated percentage of the net assets attributable to Class B Shares under the Class B Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class B Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund's Class B Rule 12b-1 Distribution Plan. Transfer agency fees are allocated to Class B Shares on a per account basis except to the extent, if any, such an allocation would cause the Fund to fail to satisfy any requirement necessary to obtain or rely on a private letter ruling from the IRS relating to the issuance of multiple classes of shares. Class B Shares shall bear the costs and expenses associated with conducting a shareholder meeting for matters relating to Class B Shares.

         Class B Shares will automatically convert to Class A Shares of the Fund at the end of a specified number of years after the initial purchase date of Class B Shares, except as provided in the Fund's prospectus. Such conversion will occur at the relative net asset value per share of each class without the imposition of any sales charge, fee or other charge. The conversion of Class B Shares to Class A Shares may be suspended if it is determined that the conversion constitutes or is likely to constitute a taxable event under federal income tax laws.

         The initial purchase date for Class B Shares acquired through (i) reinvestment of dividends on Class B Shares or (ii) exchange from another Pioneer mutual fund will be deemed to be the date on which the original Class B shares were purchased.

         Article III.  Class C Shares

         Class C Shares are sold at net asset value per share without the imposition of an initial sales charge. Class C Shares redeemed within one (1) year of purchase will be subject to a CDSC as set forth in the Fund's prospectus. Class C Shares are sold subject to the minimum purchase requirements set forth in the Fund's prospectus. Class C Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class C Shares. Class C Shares are subject to fees calculated as a stated percentage of the net assets attributable to Class C Shares under the Class C Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class C Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund's Class C Rule 12b-1 Distribution Plan. Transfer agency fees are allocated to Class C Shares on a per account basis except to the extent, if any, such an allocation would cause the Fund to fail to satisfy any requirement necessary to obtain or rely on a private letter ruling from the IRS relating to the issuance of multiple classes of shares. Class C Shares shall bear the costs and expenses associated with conducting a shareholder meeting for matters relating to Class C Shares.

         The initial purchase date for Class C Shares acquired through (i) reinvestment of dividends on Class C Shares or (ii) exchange from another Pioneer mutual fund will be deemed to be the date on which the original Class C Shares were purchased.

	Article IV.  Class K Shares

	Class K Shares are sold at net asset value per share without the imposition of an initial sales charge. Class K Shares are not subject to a CDSC upon redemption regardless of the length of the period of time such shares are held. Class K Shares are sold subject to the minimum purchase requirements set forth in the Fund's prospectus. Class K Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class K Shares.

	Class K Shares are not subject to fees payable undera distribution or other plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"). The Class K Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund's possible future adoption of a Class K Rule 12b-1 Distribution Plan. Transfer agency fees are allocated to Class K Shares on a per account basis except to the extent, if any, such an allocation would cause the Fund to fail to satisfy any requirement necessary to obtain or rely on a private letter ruling from the IRS relating to the issuance of multiple classes of shares. Class K Shares shall bear the costs and expenses associated with conducting a shareholder meeting for matters relating to Class K Shares.

	The initial purchase date for Class K Shares acquired through (i) reinvestment of dividends on Class K Shares or (ii) exchange from another Pioneer mutual fund will be deemed to be the date on which the original Class K Shares were purchased.

	Article V.  Class R Shares

         Class R Shares are sold at net asset value per share without an initial sales charge. Class R Shares are not subject to a CDSC upon redemtion regardless of the length of period of time such sales are held. Class R shares are sold to retirement plans that meet the eligibility requirements for Class R shares set forth in the Fund's prospectus. Class R Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class R Shares. Class R Shares are subject to fees calculated as a stated percentage of the net assets attributable to Class R Shares under the Class R Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class R Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund's Class R Rule 12b-1 Distribution Plan. Transfer agency fees are allocated to Class R Shares on a per account basis except to the extent, if any, such an allocation would cause the Fund to fail to satisfy any requirement necessary to obtain or rely on a private letter ruling from the IRS relating to the issuance of multiple classes of shares. Class R Shares shall bear the costs and expenses associated with conducting a shareholder meeting for matters relating to Class R Shares.

         The initial purchase date for Class R Shares acquired through (i) reinvestment of dividends on Class R Shares or (ii) exchange from another Pioneer mutual fund will be deemed to be the date on which the original Class R Shares were purchased.

         Article VI.  Class Y Shares

         Class Y Shares are sold at net asset value per share without the imposition of an initial sales charge. Class Y Shares are not subject to a CDSC upon redemption regardless of the length of the period of time such shares are held. Class Y Shares are sold subject to the minimum purchase requirements set forth in the Fund's prospectus. Class Y Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class Y Shares.

         Class Y Shares are not subject to fees payable under a distribution or other plan adopted pursuant to Rule 12b-1 under the Act. The Class Y Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund's possible future adoption of a Class Y Rule 12b-1 Distribution Plan. Transfer agency fees are allocated to Class Y Shares on a per account basis except to the extent, if any, such an allocation would cause the Fund to fail to satisfy any requirement necessary to obtain or rely on a private letter ruling from the IRS relating to the issuance of multiple classes of shares. Class Y Shares shall bear the costs and expenses associated with conducting a shareholder meeting for matters relating to Class Y Shares.

         The initial purchase date for Class Y Shares acquired through (i) reinvestment of dividends on Class Y Shares or (ii) exchange from another Pioneer mutual fund will be deemed to be the date on which the original Class Y Shares were purchased.

	Article VII.  Class Z Shares

	Class Z Shares are sold at net asset value per share without an initial sales charge. Class Z Shares are not subject to a CSDC upon redemption regardless of the length of period of time such Shares are held. Class Z Shares are sold to mutual fund wrap programs and similar programs offered through financial intermediaries and other investors that meet the eligibility requirements for Class Z Shares set forth in the Fund's prospectus. Class Z Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class Z Shares.

	Class Z Shares are not subject to fees payable under a distribution or other plan adopted pursuant to Rule 12b-1 under the Act. The Class Z Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund's possible future adoption of a Class Z Rule 12b-1 Distribution Plan. Transfer agency fees are allocated to Class Z Shares on a per account basis except to the extent, if any, such an allocation would cause the Fund to fail to satisfy any requirement necessary to obtain or rely on a private letter ruling from the IRS relating to the issuance of multiple classes of shares. Class Z Shares shall bear the costs and expenses associated with conducting a shareholder meeting for matters relating to Class Z Shares.

	The initial purchase date for Class Z Shares acquired through (i) reinvestment of dividends on Class Z Shares or (ii) exchange from another Pioneer mutual fund will be deemed to be the date on which the original Class Z Shares were purchased.

	Article VIII.  Approval by Board of Trustees

	This Multiple Class Plan shall not take effect until it has been approved by the vote of a majority (or whatever greater percentage may, from time to time, be required under Rule 18f-3 under the Act) of (a) all of the Trustees of the Fund and (b) those of the Trustees who are not "interested persons" (as such term may be from time to time defined under the Act) of the Fund.

	Article IX.  Amendments

	No material amendment to this Multiple Class Plan shall be effective unless it is approved by the Board of Trustees of the Fund in the same manner as is provided for approval of this Multiple Class Plan in
Article IV.